Profit Planners
Management, Inc
(OTC: PPMT)


TUNNEL

Analysis Insight Execution Solution

Management Consulting
Technology Strategy
Capital Access
Tax & Accounting Strategy

Accounting & Technology Acquisition

February 1, 2015

Safe Harbor

This presentation has been prepared by Profit Planners Management, Inc. (the "Company"). It should not be considered as an offer or invitation to subscribe for or purchase any securities in the Company or as an inducement to make an offer or invitation with respect to those securities. No agreement to subscribe for securities in the Company will be entered into on the basis of this presentation or any information, opinions or conclusions expressed in the course of this presentation.

This presentation is not a prospectus or other offering document under U.S. law or under any other law. It has been prepared for information purposes only. This presentation contains general summary information and does not take into account the investment objectives, financial situation and particular needs of any individual investor. It is not investment advice and prospective investors should obtain their own independent advice from qualified financial advisors having regarding to their objectives, financial situation and needs.

This presentation (together with any amendments or supplements and any other information that may be furnished to you by us) includes or may include certain forward-looking statements, estimates and projections with respect to the Company's anticipated future performance (collectively, "Forward-Looking Statements"). Words such as "expects," "anticipates," "intends," "could," "may," "believes," "estimates," "projected" or similar language identify forward-looking statements. Forward-Looking Statements reflect various assumptions of the Company's management that may or may not prove to be correct, and are not guarantees of our future performance or results. The Company's actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, certain of which are discussed in this presentation. In addition, the Company has no binding agreement to acquire any other entity, including any of the entities referred

Safe Harbor

to herein, and there can be no assurance that the Company will ever enter into any such agreement, that the terms of any such agreement, if any, that the Company does enter into will be identical or similar to those that are referred to herein or that the Company will ever acquire any other entity on such terms or any other terms. Actual results and developments will almost certainly differ materially from those expected by the Company (either expressed or implied in this presentation). There are a number of risks, both specific to the Company and of a general nature, which may affect the future operating and financial performance of the Company, and the value of an investment in the Company, including and not limited to economic conditions, regulatory risks and operational risks. Except as may be required by the securities laws, we are not required and do not intend to update or alter any forward-looking statements in this presentation or any other information that may be furnished to you by us, whether as a result of new information, future events or otherwise.

Except as otherwise indicated, this presentation speaks as of the date indicated above. The delivery of this presentation shall not, under any circumstances, create an implication that there has been no change in the Company's affairs after the date indicated above.

Executive Summary

Increased regulatory requirements and operating costs, as well as the high average age in partners, are triggering a consolidation in the middle-market public accounting sector.

M&A in the accounting industry is proceeding at a fervent pace. Private public accounting companies, such as Citron Cooperman LLP and Markham Mitchell & Stroud, have cashed in on this consolidation wave, collectively rolling up over $700 MM of accounting revenues over the last five years. In addition, broader consolidation incorporating management consulting has been completed by companies such as Huron Consulting Group.

The typical acquisition structure is 1.0 to 1.5 times revenues, with 100% of the purchase price paid in the form of an "earn out" over six to ten years. These "earn outs" are tied to ongoing performance, so if revenues decline, the payments decline.

With average EBITDA contribution of 20% - 30%, the earn-out concept within the capital structure of a publicly-traded company offers a very compelling means to quickly and reliably accumulate earnings and grow equity value. Accounting client bases have very low turnover.

PPMT Strategic Group, Inc., the operating subsidiary of the Company, intends to acquire over $100MM of accounting "base" revenue by 12/2018 and to utilize the base revenue acquired to develop a multidisciplinary professional services organization that offers higher margin products & services to the stable client base attributed to accounting companies. In doing so, the Company believes it can increase margins and average revenue per client, and can achieve valuation multiples in the range of management consultancies that trade between 20 and 30 times earnings.

The Company's strategy is to cross-sell consulting services to the acquired client bases, resulting in additional organic growth. This will include an integrated suite of services: business advisory services, such as exit planning and benefits administration; wealth management services, such as financial planning and insurance planning; regulatory support services in new areas of complexity, such as FATCA, Dodd Frank and ACA; as well as other specialized services, such as investor relations and funds advisory services.

A massive consolidation wave is underway in the CPA industry!

- Due to the high average age in the CPA profession, 75% are expected to be at retirement age over the next six years. Competition for talent means small firms can no longer offer enough to attract young talent.
- Private limited partnerships have failed to leverage the integration potential of accounting firms. Quite often they fail to achieve standard quality across firms. Clients comment "one office is completely different than the next in terms of quality".
- The private LP model has not achieved the diversification of earnings quality across multiple business units. At best, there is accounting with wealth management, but there is no comprehensive offering.
- The Company intends to leverage the public model. It believes this will allow it to attract the best talent in the industry. Stock options and a multidisciplinary business model will provide prospective employees with a dynamic career path and financial rewards beyond the reach of traditional CPA firms.


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Citrin Cooperman acquires firms in New York, New Jersey; may acquire more in 2010
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Proven Strategy that has worked for the Big 4

PWC Acquires Diamond Technology Tech Integrator

PWC Acquires PRTM Management Consultancy

Marsh McLennan Acquires Mercer Management HR

Deloitte Acquires Monitor Group Management Consultancy


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PwC completes acquisition of Diamond Management & Technology Consultants, Inc.
NEW YORK and CHICAGO - November 2, 2010 – PwC US has completed its acquisition of Diamond Management & Technology Consultants, Inc. following approval today from Diamond's
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William Manson Mercer in 1945. In 1975, Mercer became a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. In 2002, we changed our corporate name to Mercer Human Resource Consulting. The company became Mercer in 2007.
Mercer has grown significantly in size and service capabilities through careful recruiting efforts and a series of mergers with other top-quality firms. Some of the firms that have contributed to the making of Mercer since the company's creation in Canada and its US incorporation in 1975 are included here.
History timeline
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Mercer acquires IPA
MARSH & McLENNAN COMPANIES
Monitor Deloitte.
Bold strategic decisions and precise execution matter more now than ever before in today's rapidly changing global economy. Whether it is pursuing new growth, delivering the latest innovations or managing risk more effectively, companies have to be ready to see these as unique moments that will define future success and failure, and perhaps even survival.
That is where Monitor Deloitte excels. Our strategy practice, led by Bansi Nagji, takes a 21st century approach to strategy that combined with our deep industry experience position us to collaborate with you to create executable strategies. Unlike our competitors, we can see strategy through to implementation and as a result, increase our impact. It is an approach that can help organizations move more quickly and pragmatically to take advantage of new opportunities while helping to mitigate risks along the way. And it can work for your business.
What we offer

Investment Rationale

- **Industry with proven roll-up potential**
  - **Big 4 have already rolled up firms across accounting, management consulting and technology services to provide consolidated services to Fortune 1000 clientele.**
  - **This transaction applies what worked for the Big 4 to the middle market**
- **Experienced management team comprised of leaders in the accounting sector.**
- **Integration = Cost Reduction** - cost reductions after first year integration for a $10 million acquisition:
  - Software, research and technology support savings-estimated $200K
  - CFO department – estimated $150K
  - HR – estimated $50K
  - Insurance – estimated $50K
  - Incremental EBITDA of $450K for each acquisition
- **One Stop Shop**
  - By acquiring customer bases where the customers were only provided Tax and Accounting services , the Company will now be able to cross-sell a full suite of professional services, such as insurance, RIA services, valuation, litigation support, bankruptcy and turnarounds, investment banking and technology services.
- **Very stable revenue base because of low CPA turnover.**
- **Generational opportunity** as a significant number of CPAs owners will retire over the next 5 years.

To date, the Company's roll-up strategy has been successfully executed by McKinsey, Bain and the "Big Four", as well as others offering these services to the Fortune 1000.

CBIZ, formerly Mahoney Cohen PC, effected a roll up of $612M in revenue across over 40 acquisitions in 9 years. There are no truly integrated providers of these services for the middle market. FTI Consulting trades at 9.5x trailing EBITDA, CRE International 7x trailing EBITDA, Navigant 7x trailing EBITDA. Huron Consulting Group, the closest comparable in business model, trades at 17.6 times earnings.

	CBIZ Inc.	Navigant Consulting Inc.	Huron Consulting Group, Inc.	Paychex, Inc.	Accenture PLC	BlackRock, Inc.	AVERAGE
Symbol	CBIZ	NCI	HURN	PAYX	ACN	BLK	Average
Business Type	Accounting/Business Services	Management Consulting	Management Consulting	Business Services	Management Consulting, Technology	Investment Management	
M=Millions B=Billions							
Market Cap (intraday)	413.77M	725.47M	1.52B	16.78B	55.75B	59.79B	
Enterprise Value (Jan 4, 2015)	612.50M	859.36M	1.66B	16.45B	47.74B	61.39B	
Trailing P/E (ttm, intraday):	15.96	N/A	17.61	26.57	19.66	18.45	**19.65**
Forward P/E (fye Dec 31, 2015)	13.56	14.25	18.16	23.00	17.02	17.18	**17.20**
Price/Sales (ttm):	0.57	1.00	1.85	6.51	1.87	5.41	**2.87**
Enterprise Value/Revenue (ttm)	0.85	1.15	2.01	6.39	1.59	5.54	**2.92**
Enterprise Value/EBITDA (ttm)	8.50	7.37	10.11	14.92	10.19	12.80	**10.65**

Management believe that commensurate with a NASDAQ up-listing and upon completion of forecasted results for 12/16, which entail $6.8M net and $19.4M EBITDA, the Company can achieve a valuation on par with industry averages, resulting in a market cap of approximately $115M.

Mission Statement

- To provide comprehensive services to the middle market with integrated best of breed professional services:
  - Accounting & Tax
  - Management Consulting
  - Regulatory Advisory
  - Capital Markets & Wealth Management
  - Technology
  - Institutional Fund Services

Overview

PPMT Strategic Group is developing an integrated suite of business services for middle market companies. The company intends to expand its base business by acquiring client relationships in what it considers to be the foundation of all business operations -- accounting.

Accounting practices traditionally have very low client turn-over. Therefore, growth and maintenance of the base accounting business as part of the Company's growth model is very predictable. The ability of the Company to execute its growth strategy is a function of primarily M&A. Timing for this "roll up" is ideal as a consolidation wave is underway in the middle-market accounting industry.

The Company believes that by acquiring firms with middle-market client bases, additional services can be developed in areas such as:

- Capital Markets- wealth management, corporate and personal financial planning, exit planning, M&A advisory, valuation & fairness opinions and IR.
- Business Advisory- will be expanded beyond basic accounting to include international tax planning, benefits planning & administration, as well as strategic planning.
- Regulatory Advisory- Volcker Act, Basel III, and FATCA are all recently-enacted rules that will result in billions of dollars of penalties and other compliance risks over the next five years. PPMT intends to build upon its existing SEC advisory service to deliver comprehensive advisory.
- Fund Institutional Services- due diligence and valuation services.

The Company intends to acquire roughly $10M of 2014 revenues with initial EBITDA contribution of $2.1M. The acquisition will serve as the base operation for delivery of these services.

PPMT delivers a comprehensive suite of services designed to meet the needs of middle market management teams. From accounting services to international tax strategy, from senior debt financing to acquisition financing, PPMT offers integrated services to support every aspect of the corporate development cycle.


Consulting
Capital Markets
Business Advisory
Technology
360 Advisory

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The founding partners of PPMT strategic Group have over 120 years of collective experience.

Team highlights:

-Former E&Y Entrepreneurial services

-Former Deloitte Tax strategists

-Former SEC Enforcement Counsel

-Licensed Bankruptcy Counsel

-Advisors from all aspects of Wall Street finance.

Client Services »

Sector Focus

Aerospace And Defense
Banking
Biotechnology
Chemicals
Commodities
Consumer Goods
Energy
Financial Services
Food Services
Healthcare
Hospitality
Infrastructure
Media

Metals & Mining
Oil,Gas,col
Pharma
Private Equity
Public Sector
Retail
Sports & Entertainment
Transport & Logistics
Venture Capital

Functional Alignment

Business Advisory
- Accounting
- Tax Advisory
- Reorganization
- Management
- Board Structuring
- Strategy
- Capital Structure

Capital Market
- Investment Banking
- Investor Relations
- Wealth Management
- Insurance
- Fund Services

360 Advisory
- Tax and Accounting Advisory
- Wealth Management
- Asset Protection
- Legal Support

Consulting
- Business Management Consulting
- Our People
- Regulatory Consulting

Technology
- Solutions
- Data Analysis
- Infrastructure
- Security

Company & Background

The Company is the public holding company that owns 100% of PPMT Strategic Group, Inc. The Company also owns Profit Planners Insurance Group, Inc., a wholly- owned subsidiary that markets insurance products. The Company was incorporated under the laws of the State of Nevada on January 29, 2009. The Company has developed a fledgling corporate consulting practice with revenue of $703,000 and $843,000 for the years ended May31, 2014 and May 31, 2013, respectively and $303,000 for the six months ended November 31, 2014.

The Company was formed via the issuance of 10M common shares at a value of $.001 per share to 16 founding shareholders. The Company filed an S-1 registration statement in July 2009. Details of the registration are available on SEC.GOV. The core business model of the Company was to offer "Interim CFO Services" and "Accounting Advisory". On October 2009, FINRA approved the trading of the shares on the OTCBB, currently the OTCQB. Since October 2009, shares of the Company's common stock have traded between $.01 and $.35 per share (November 2012). As of December 31, 2014, the shares were quoted on the OTCQB at $.02 per share.

As of December 31, 2014, the Company had 54,052,788 shares of common stock outstanding. Of those shares, 35,002,000 shares, or 64.76% percent of the outstanding common stock, were owned by officers and directors. The Company has authorized 500,000,000 common shares. As of December 31, 2014, the Company had not designated any series or class of preferred stock and no shares of preferred stock were issued or outstanding. As of December 31, 2014, there were no warrants or options outstanding.

Due to the prevalent economic business environment between 2009 and 2013, the Company could not access sufficient capital to effectively grow its business. However, in January 2014, three business consultants, Stephen Kass, William Hunter and Karl Douglas, began to develop a strategy for rigorous growth. Mr. Hunter and Mr. Kass joined the Board of Directors of the Company in November 2014. The CEO of the first acquisition target will also join the Board of Directors on closing of the transaction.

In March 2014, the Company was presented with the concept to use its public posture to acquire accounting companies as the base component of a multi-service business plan. PPMT Strategic Group, Inc. was formed to re-brand the services of the Company, and to offer a suite of comprehensive services targeting middle market businesses and their owners.

The Company has identified three potential CPA acquisition candidates totaling approximately $48M of revenues with potential for $12M 2015 EBITDA contribution. The first acquisition candidate has entered into a Letter of Intent and the Company intends to raise capital to finance the acquisition.

The Company believes it can acquire $100M in accounting revenue over the first three to four years of the plan. Acquisition pricing is expected to be based on 1.0 – 1.5 times trailing one year revenue, and is expected to be structured as a six or seven year performance-based earn out, a typical acquisition structure in the accounting industry.

The first acquisition will vary from the typical structure for several reasons:

- In the accounting industry, larger financially-stable firms acquire smaller firms on an earn out basis. Since PPMT in its current state is less than 1/10 the size of the acquisition candidate, a different structure is required.
- The first acquisition, currently under Letter of Intent, is a very attractive acquisition platform company. It has already completed several acquisitions of its own, and has a management team that is expected to be a synergistic expansion of the PPMT management team.
- The acquisition management team see the value of using a public company to facilitate a large scale roll-up.

Acquisition #1 Description

The first acquisition candidate is a New York City-based firm with approximately 45 employees, of which five are partners.

2013 revenues for the acquisition target were $8.54M. The adjacent table highlight the actual financial performance vs the proforma financial performance adjusted for post transaction partner compensation reduction, increased depreciation and amortization, profit participation and corporate tax.

	2013 Actual	2013 ACQ#1 Adjusted Structure	2013 ACQ#1b (est) Adjusted Structure	Total
Revenues	8,537,035	8,537,035	1,600,000	10,137,035
Salaries and Wages	2,830,806	2,830,806	530,545.98	3,361,352
Rent	502,986	502,986	94,268.98	597,255
Consulting legal etc	626,442	626,442	117,406.95	743,849
Tech/Telecom/internet	409,668	409,668	76,779.44	486,447
Travel & Entertainment	59,273	59,273	11,108.87	70,382
Office and Admin expense	503,711	503,711	94,404.86	598,116
Net Operating income before Partners Compensation	3,604,149	3,604,149	675,485	4,279,634
Partners Comp	3,174,949	1,875,000	250,000	2,125,000
Net Operation Income	429,200	1,729,149	425,485	2,154,634
Depreciation and Interest	114,977	1,536,666	288,000	1,824,666
Profit Participation		48,121	34,371	82,492
Tax		49,083	35,059	84,142
Net Income	314,223	95,279	68,055	163,334

The management team of Acquisition #1 are industry proven professionals, each with over 30 years of experience in the field. The management team will sign long-term employment contracts and are committed to the PPMT roll-up strategy. Three of the current managing partners will be an integral addition to the PPMT management team, and are expected to be instrumental in the success of the Company's roll-up strategy.

Acquisition #1 has itself grown by acquisition over the last five years, doubling its revenue from roughly $5M in 2009. As of January 2015, Acquisition #1 acquired an additional $1.6M of annual revenues, which is expected to contribute roughly $425,000 of EBITDA for 2015. Giving effort to that transaction, the 2015 revenue contribution of Acquisition #1 is expected to be roughly $10.0M with EBITDA estimated at $2.15M. The effect of this acquisition reduces the purchase price multiple of Acquisition #1 from approximately 1.3x revenue to approximately 1.1x revenues and roughly 5.16x EBITDA.

Acquisition #1's client focus is in three areas that are synergistic to the PPMT business model: middle market corporate clients – 40%, high-profile entertainment clients – 25%, and high-net-worth clients – 25%, and other – 10%.

Acquisition #1 - Transaction Structure

The aggregate purchase price is expected to be 1.3 times 2014 revenues, or roughly $11.7M. Fifty percent is expected to be paid to the selling partners in cash at closing, and fifty percent is expected to be paid as an earn-out over six years. Earn out payments are expected to be made quarterly commencing at end of Q1 2015. The earn-out payments are tied to the future performance of the acquisition, with any revenue difference in excess of 5% potentially resulting in adjustment of the Q4 payment and earn-out balance in each year. At the end of year six, if the average of revenue over six years is lower than 2014, there is expected to be a purchase price adjustment.

The Company expects to secure its earn-out payment obligation with a senior lien on the equity of the Acquisition #1 subsidiary. The Acquisition #1 subsidiary is expected to have a Board of Directors consisting of the three senior partners from Acquisition #1, as well as Messrs. Ramjeet, Hunter and Kass. The Company will not be prohibited from pledging its equity in Acquisition #1; however, it will be limited to subordinated liens. Any indebtedness within the subsidiary will require the consent of the subsidiary board.

The selling partners are expected to receive Company stock options and, on a fully-diluted as – executed basis, to own approximately 5.4% of the Company.

Acquisition #1 - Synergies

Middle market corporate clients will represent a cross-selling opportunity for all of the business advisory, regulatory advisory and capital markets business units. Exit planning is a key focus area for the Company as most middle-market business owners do not have exit and succession plans.

Acquisition #1 routinely provides specialized services for its entertainment clients. These include, in addition to tax work, custody of assets, assets management, specialized payment services and other advisory. These clients are ideally suited to wealth management services that will be provided through the Company.

Corporate Structure

As shown in the accompanying graphic, the Company will be the holding company for all assets.

Board of Directors will be comprised of:
- Wesley Ramjeet, CEO
- William Hunter, COO
- Stephen Kass, EVP
- Acquisition #1 President
- Audit Committee Chair, TBD
- Governance Committee Chair, TBD
- Independent, TBD

PPMT Strategic Group will have a five-member board consisting of:
- Wesley Ramjeet, CEO
- Acquisition #1 EVP
- Acquisition #1 President
- Compensation Committee Chair
- Independent

Profit Planners Insurance, Inc. will have a three member board:
- Wesley Ramjeet
- Acquisition #1 President
- Independent

Acquisition #1 will have a board consisting of:
- Wesley Ramjeet
- Stephen Kass
- William Hunter
- Acquisition #1 President
- Acquisition #1 Managing Director
- Acquisition #1 Managing Director


Profit Planner Management, Inc
(OTCQB: PPMT)
Profit Planners Insurance Group, Inc.
PPMT Strategic Group, Inc.
PPMT Capital Partners, Ltd
Acquisition #1
Acquisition #2, etc.

Acquisition #1 - Integration

Acquisition #1 is expected to be maintained as a subsidiary of PPMT Strategic Group, Inc. Upon completion, the company's clients will be profiled and entered into a CRM system that will be used to manage client relationships and interaction. The CPA is expected to always be the primary relationship with the client. This is very important because it is the "trust" relationship. Care will be taken to avoid compromising the trust relationship.

The CRM system will also serve to identify potential cross-selling opportunities, and this data is expected to be key to systematically increasing the revenue per client. In addition to CRM as a fundamental growth tool, the Company is expected to develop a relationship manager role. The relationship manager will act as a cross-selling omnbudsman, fostering communication and education across the five core business units. The "RM," or relationship manager, is expected to interface only with the CPA to train the CPA to cross-sell other revenue opportunities. If the CPA choses, he or she can invite the RM to client meetings to enhance the sales potential of the meeting.

Clients are expected to receive passive marketing via a monthly newsletter that will provide value-added information about tax and accounting issues. The newsletter will cover material about areas of interest to clients such as estate planning, financial planning and exit planning. Corporate clients are expected to receive a corporate newsletter that covers relevant areas for cost saving, strategic planning, benefit planning and administration.

Acquisition #1 - Branding

Year 1 – The Company's approach to re-branding is expected to be transitional. For the first year, the phone answering, website and stationery is expected to utilize the name of the acquired firm. The website and logos will be modified to show "Acquisition #1, a wholly-owned subsidiary of PPMT Strategic Group, Inc." Receptionists will answer the phone with the name of "Acquisition #1". Stationery will have a small tag line "Acquisition #1, a wholly-owned subsidiary of PPMT Strategic Group, Inc." Clients are expected to receive a letter announcing the change of ownership, and CPA's will receive discussion points to highlight the rationale for the change, including an opportunity to positively discuss the firm's growth, prestige and expansion of service opportunities.

Year 2 – After one year of transitional branding, it is expected that the client will have been sufficiently exposed to the PPMT Strategic Group brand through the newsletter, log and website tag lines, and possibly though selling experiences with the other PPMT Strategic Group business units, such as Capital Markets, Regulatory or other Business Advisory services. Most importantly, the client will have been able to experience the ongoing relationship with its "Acquisition #1" advisor. After year one, it is expected that the branding will transition fully to PPMT Strategic Group, Inc. Phones, stationery, website and all branding is expected to fully transition to PPMT.

Acquisition #1 - Management

The Board of Directors of Acquisition #1 is expected to be comprised of three officers from PPMT and the three Senior Partners of Acquisition #1. The President of Acquisition #1 is expected to sit on the public company board and also to be the primary architects of the acquisition roll -up strategy. Two of the three senior partners will be responsible for the New York and New Jersey operations. All employees of Acquisition #1 are expected to eventually be employees on the books of PPMT Strategic Group, Inc. In order to accurately track P&L at the Acquisition #1 level, employees will be billed at fully-loaded cost to Acquisition #1.

Compensation is expected to be structured to incentivize senior management and employees to pursue cross-selling revenues. Initially, approximately ten percent of cross selling revenue in Insurance, Capital Markets and other revenue areas, such as Estate Planning, Wealth Management Products and Exit Planning, will be contributed to a cross-selling bonus pool. As planned, 50% of the cross-selling pool will be paid directly to the referring representative and 50% will be paid into the incentive compensation pool for the CPA's in the firm.

Business Advisory

Business Advisory services are expected to augment the foundational accounting practice. These services are expected to include:

- **Accounting & Tax**, which as a division is expected to offer tax preparation, tax planning, CFO services, bookkeeping, budgeting and planning, Management reporting.
- **Human Resources**, which is expected to offer benefits administration and planning, payroll services, staff evaluation and recruiting services.
- **Capital Planning** - which is expected to offer an advisory service to help companies plan the balance sheet side of their business plans. The service prepares professional business plans for presentation to the financial industry. In addition, this service is expected to offer the analysis of existing capital structures to identify weaknesses and potential problems, such as upcoming maturities, and to develop strategy to strengthen the balance sheet.
- **Strategic Planning Services**, which is expected to help middle-market clients reassess their business models as operating environments and circumstances change. 70% of private equity portfolio managers surveyed agreed that the primary reason for most corporate bankruptcies result from failure to define a strategic plan and make decisions within the confines of the plan.

Business Advisory Marketing

Growth of the business advisory practice is expected to be driven primarily by passive and active marketing to acquired customer bases. As planned, the Company's acquired customer bases will be treated as "trusted relationships" in which the Company already has access to much of the information needed to understand the scope of opportunities.

Active Marketing – The Company's **Relationship Management Group** is expected to proactively review the CRM profiles of customers and to work with CPAs within the Company to develop the overall revenue opportunity available from their customer bases. The CPAs will then counsel their clients to obtain a sense for overall acceptance of opportunities. This type of marketing will typically take place during the "off season" when tax work is at a low.

Passive Marketing – Clients will receive emails and newsletters to "echo" the messages being delivered by the CPA, which is in turn identified by the Relationship Management Group.

Integrated Services for Superior Client Performance


Accounting Base
+ Management Consulting
+Technology Strategy
+Capital Access
One Stop Shop for Middle Market

Regulatory Advisory

Regulatory Advisory covers three areas:

SEC Compliance – this service involves assisting with the preparation of SEC reports for public companies (10-K's and 10-Q's), as well as ensuring public company employees are in compliance with personal SEC filings.

Volcker Act, Dodd Frank and Basel III – are complex legislation created in response to the 2009 financial crisis. All financial institutions are responsible to comply with these requirements designed to clearly identify balance sheet and by proxy financial system risk. This relatively new market is a market in excess of $1T on combined consulting, IT and legal expense. The Company's practice will be focused upon mid-tier banks, consistent with the Company's middle-market client focus, and hedge funds.

FATCA – Recently enacted IRS rules regarding foreign bank accounts requires that both private individuals and companies report their off shore holdings. FATCA services will assist with the preparation of the necessary filings for clients and help clients avoid costly governmental penalties as well as civil and criminal penalties.

Regulatory Advisory Marketing

Marketing will be active and passive through the Company's client base. In addition, as planned, marketing will be through website presentations of subject matter expertise, presentations at seminars and conferences, as well as networking through industry groups, such as the American Bankers Association and the Association for Corporate Growth.

Technology Services

Technology Services are expected to be an integral component of regulatory services as well as other service offerings of the firm. More than 60% of total Regulatory Advisory billing is expected to be attributable to ancillary services, such as data normalization.

The Company has a co-marketing revenue-share agreement with Vistrada LLC. Vistrada is a minority-owned enterprise that provides an array of technology services ranging from basic infrastructure to data normalization and application development to major companies. It is contemplated that Vistrada will effectively serve as the Company's technology division. Discussions are underway to acquire a 49% interest in Vistrada LLC to solidify the position and provide capital for expansion of the technology footprint. There can be no assurance, however, that any such acquisition will occur.

Capital Markets

Capital Markets services are expected to be offered through PPMT Capital Partners, LLC, which will be a wholly-owned subsidiary of PPMT Strategic Group, Inc. PPMT Capital intends to file as a Registered Investment Advisor with the Securities Exchange Commission. Additionally, it is expected that the firm will file as a minimum net capital broker-dealer with FINRA. Although the firm does not intend to underwrite securities offerings, this application will be necessary in order to "syndicate" business to outside firms and participate in the revenue structure.

Services will be marketed to the accounting client base through passive and active marketing and use of the Relationship Management Group.

Service offerings are expected to be offered through alliances with "best of breed" financial institutions with sufficient "back end infrastructure" to meet the vigorous demands of the Company's client base. At the present time, the Company is developing a financial planning and estate planning relationship with Stifel Nicolas, the 6th largest brokerage house in the U.S. Stifel is a well-respected firm, known for excellent service, compliance and product due diligence. Additionally, Stifel does not offer proprietary products, an advantage that the Company believes suits its need to maintain independence.

As planned, services will be divided into retail "high net worth" and institutional offerings:

- Retail High Net Worth:
  - Financial Planning
  - Estate Planning
  - Wealth Management
- Institutional
  - M&A
  - Private Placements
  - IPO's

Insurance Products

Insurance products are expected to be marketed through **Profit Planners Insurance Group, Inc.** Life insurance, health insurance, disability insurance, annuities, estate planning products as well as a full property and casualty insurance suite are expected to be offered.

Several of the Company's CPAs are already licensed and regularly refer insurance out to third-party providers and other agencies. These lines will be consolidated in house. Marketing is expected to be active and passive with insurance requirements being a significant data point in each accounting client's profile. As planned, the Company's CRM system will regularly highlight upcoming policy maturities, and the Company's insurance marketing group will regularly conduct price comparisons to make sure the Company's clients are getting the best value.

This group is also expected to audit insurance costs of the Company's middle-market corporate client base and to generate revenue opportunities based on recommendation and sale of new coverage.

Growth by Acquisition

The Company believes there are acquisition opportunities in the insurance sector. By acquiring agencies, the Company also can create the same effect as accounting acquisitions. Independent property and casualty agencies in particular represent a significant opportunity for cross-selling other products, such as capital markets products and business advisory services.

For corporations in particular, the "one stop shop" advantage offered by PPMT Strategic Group represents savings of time and money without giving up the benefits of product and carrier diversity.

Marketing

The Company's Relationship Management Group is expected to play a key role in lead generation for the CPA's. The Relationship Management Group will use CRM to identify opportunities. Similarly, where the firm has an insurance client that is not a Business Services or other business unit client, marketing of those services will be prioritized.

Fund Services

Fund Services is expected to be a sector-specific business unit designed to deliver two types of services to institutions ranging from private equity and venture capital firms to hedge funds.

- Portfolio Services is designed to provide accounting, reporting and valuation services for investment portfolios.
- Position Services is designed to provide portfolio managers with onsite, real-time risk mitigation. By placing a PPMT controller or interim CFO within a portfolio company, investors will be able to have significantly improved transparency, allowing more time to work with management to mitigate risk.

Investor Relations

Fund Services is also expected to include investor relations services to raise the market awareness of portfolio companies and public clients to ensure more accurate valuation.


Direct visibility into books & records
Real-time insight into management decisions
Timely preparation of SEC reports
Professional management for problem solving
Reduced risks
Improved returns

PPMT Financial Snapshot

- **The Company projects sales of $4,000,000 for calendar year 2015.**
- **Valuation model reflects 50% haircut to revenue forecast.**
- As of January 2015, the Company's work in progress included:
  - M&A Advisory clients Q1 expected realization $700,000
  - Reorg clients - $150,000
  - Insurance - $180,000 -
  - Tax & Accounting - $150,000
  - Capital Markets Advisory- $160,000
- Total WIP (work in progress) for 1st six month calndar 2015: $1,340,000

- **Balance sheet**
  - As of closing, the Company will have no liabilities, as founder-related debts will be settled.

- The Company Growth Standalone –
  - PPMT Strategic Group has hired a representative to build sports and entertainment practice. Revenue projection: $800,000
  - Insurance division was formed and two full-time experienced reps on board. 100% premium agreement with national agency.
  - Estimated insurance premium for Q2 – Q4 of $600,000
  - Regulatory Advisory – currently developing SME staffing business with pipeline revenue potential of $500,000.
  - Technology assignments - $600,000

Profit Planners Management Income Statements Calendar Year $USD, Unaudited			
	PPMT Stand Alone		
	PPMT 2014 Adjusted Pro Forma	2015 (EST)	2015 (50% Haircut for model)
Revenues	641,001	4,000,000	2,000,000
Operating Expenses	(494,075)	(230,000.00)	(230,000.00)
Gross profit	146,926	3,770,000	1,770,000
Gross Profit %	*23%*	*94%*	*89%*
Depreciation	-	-	
Selling and Marketing expenses	-	1,400,000	700,000
General and Administrative	294,931	1,035,000	1,035,000
Subtotal	294,931	2,435,000	1,735,000
Net income (loss) from operations	(148,005)	1,335,000	35,000
Amortization, Earn Out Interest		-	-
Net income (loss) bef taxes	(148,005)	1,335,000	35,000
(25% Profit Participation)		333,750	8,750
Provision for income taxes	-	-	-
Net income (loss)	(148,005)	1,001,250	26,250
EBITDA	(148,005)	1,335,000	35,000

PPMT Stand alone financials compare estimated calendar 2014 results to projected 2015 results. The Company believes 2015 performance could range between the estimate and the haircut. However these are only estimates based on pipeline activity. **These financial projections do not represent formal guidance.**

Baseline Revenue Growth

Revenue growth is expected to be achieved by acquisition of additional accounting client bases, and through roll-out of additional higher-margin service lines. Management believes the Company can acquire $90M of additional revenues by the end of 2017, bringing total projected revenue for 2017 to over $115M with EBITDA of $26M.

Revenue Growth

Management has assumed a minimum amount of cross selling for the first four years in the baseline plan. Year 1 assumes a 15% improvement on baseline accounting revenue. Year 2 assumes 25%, Year 3, 30% and year 4, 40%. Cost of sales for cross-sales service lines is projected to be 70% of revenue, with 30 % EBITDA contribution.

Profit Planners Management
Income Statements Proforma
$USD Unaudited

	2014 Single Acquisition				2015				2016			
	PPMT Adjusted Pro Forma	ACQ#1 (Est)	ACQ #1B (Est)	Total	Base Plus PPMT 2015 Run Rate	Acquisitions	Cross-Sales	Total	Base	Acquisitions	Cross-Sales	Total
Revenues	641,001	8,537,035	1,600,000	10,778,036	12,078,036	17,074,070	1,811,705	30,963,811	30,963,811	34,148,140	7,740,953	72,852,904
Operating Expenses	(494,075)	(4,932,886)	(924,515.08)	(6,351,476)	(7,386,476)	(9,865,772)	-	(17,252,248)	(17,252,248)	(19,731,544)	-	(36,983,792)
Gross profit	146,926	3,604,149	675,485	4,426,560	4,691,560	7,208,298	1,811,705	13,711,563	13,711,563	14,416,596	7,740,953	35,869,112
Gross Profit %	*23%*	*42%*	*42%*	*41%*	*39%*	*42%*	*100%*	*44%*	*44%*	*42%*	*100%*	*49%*
Depreciation	-	-		-	-	-		-	-	-		-
Selling and Marketing expenses	-	-		-	-	-	1,268,194	1,268,194	1,268,194	-	5,418,667	6,686,861
General and Administrative	294,931	1,875,000	250,000	2,419,931	2,419,931	2,437,500		4,857,431	4,857,431	4,875,000		9,732,431
Subtotal	294,931	1,875,000	250,000	2,419,931	2,419,931	2,437,500	1,268,194	6,125,625	6,125,625	4,875,000	5,418,667	16,419,292
Net income (loss) from operations	(148,005)	1,729,149	425,485	2,006,629	2,271,629	4,770,798	543,512	7,585,939	7,585,939	9,541,596	2,322,286	19,449,820
Amortization, Earn Out Interest		(1,536,666)	(288,000)	(1,824,666)	(1,824,666)	(3,073,333)		(4,897,999)	(4,897,999)	(6,146,665)		(11,044,664)
Net income (loss) bef taxes	(148,005)	192,483	137,485	181,963	446,963	1,697,465	543,512	2,687,940	2,687,940	3,394,931	2,322,286	8,405,156
(25% Profit Participation)		48,121	34,371	82,492	111,741	424,366	-	536,107	671,985	848,733	-	1,520,718
Provision for income taxes	-	-	-	-	-	-	-	-	-	-	-	-
Net income (loss)	(148,005)	144,362	103,114	99,471	335,222	1,273,099	543,512		2,015,955	2,546,198	2,322,286	6,884,439
EBITDA	(148,005)	1,729,149	425,485	2,006,629	2,271,629	4,770,798	543,512	7,585,939	7,585,939	9,541,596	2,322,286	19,449,820

Financials on this page assume that the Company completes a number of merger transactions which are currently being contemplated. There is no guarantee that such mergers will take place or that the Company will be successful in raising capital to complete these mergers.

Management

The Company has developed a robust management team. Growth activities will be focused on the M&A and Relationship Management teams. The M&A team is expected to be responsible for $100M of accounting acquisitions in the first three years. The RM team is expected to be responsible for growth of the acquired revenue through extensive use of CRM profiling, cross-sell training programs and measurement of quantitative sales goals.


BOARD OF DIRECTORS
(Ramjeet, Hunter, Acquisition #1 President, Governance Chair–TBD, Audit Chair – TBD, Independent - TBD
CEO, Ramjeet
Executive Management Committee
3 Partners from Acq#1, Hunter, Kass, Steere
M&A Team
Acq#1 President
Relationship Mgmt
CRM
William Hunter, COO
Business Advisory Accounting & Tax
Institutional Fund Services
Regulatory Advisory
Capital Market
Technology Services

Management

The Company has a strong management team comprised of industry professionals with expertise in each of the key revenue areas. Wesley Ramjeet is the co-founder and CEO of PPMT Strategic Group. He has over 20 years of experience in business advisory, Initial Public Offerings, Reverse Mergers, SEC consulting, Mergers and Acquisitions, International Structures, Accounting, and Tax Strategies.



Wesley Ramjeet
Chief Executive Officer & Director

"In today's business climate middle market companies are challenged to secure financing, grow revenues and profits to create shareholders value. PPMT is uniquely positioned to help companies in all stages of their evolution. Our human capital possess expertise in Capital Formation, Initial Public Offerings, S1 Registration, Financing, Restructuring, Bankruptcy, Tax Strategies, International Strategies, Dodd Frank Requirements for Financial Institutions and Risk Management."

Mr. Ramjeet industry expertise includes Media, Entertainment, Technology, Mining and Biotech. Mr. Ramjeet has consulted on several IPO's and Reverse Mergers; including Dial Global and West Wood One, Ronco, Arrow Resources, Business Marketing Services, Lighting Science Group and Yappn.

Prior to joining the Company, Mr. Ramjeet was the chief financial officer of Youth Stream Media Networks, a NASDAQ traded company with media and retail divisions. Mr. Ramjeet was responsible for the restructuring and the ultimately the sale of that company.

Prior to Youth Stream Media Networks, Mr. Ramjeet spent nine years with **Ernst and Young, LLP** in various groups, including the Entrepreneurial Services Group, Tax Strategy Group, National Strategy Group, and Strategic Investment Group. Mr. Ramjeet served private and public companies in various industries, including technology, media, retail, manufacturing, and financial services.

Mr. Ramjeet is currently a Board Member of SNN, Inc. and 3A Media. Wesley holds a bachelor's degree in accounting from St. John's University in New York, NY and is a certified CPA licensed in New York.



William Hunter
Chief Operating Officer & Director
Head of Capital Markets & Regulatory Advisory Services
"Because the Dodd-Frank Legislation has not allowed for a tiered system of compliance based on asset size or composition, the challenges faced by all but the largest institutions to remain compliant are enormous when measured against net revenues from operations. The ongoing challenge is to fund the necessary investments in systems and people while remaining profitable on a quarterly basis."

Expertise: Banking Capital Markets

Mr. Hunter brings over 25 years of experience in finance, primarily in the fixed income and electronic trading space. Prior to joining the Company, Mr. Hunter served as a consultant on issues involving compliance, electronic trading, and connectivity relating to the passage of the Dodd-Frank Legislation. He also served as a Director at Whitaker Securities, L.L.C. New York. His responsibilities included strategic planning, marketing, compliance, and the development and implementation of front end, web based electronic trading platforms. He also shaped the firms response to the Dodd Frank Legislation. Before his Directorship at Whitaker, Mr. Hunter served as Vice President and co-head of all derivatives trading at Tradition (N.A.) Inc. New York, an interdealer broker specializing in interest rate swaps, Eurodollar placements, credit default swaps, options, foreign exchange, repo transactions, and government securities trading.

Mr. Hunter received his M.B.A. in marketing from L.I.U. Post, were he currently serves on the Board of Advisors to The Dean of the School of Management. Recent initiatives have included the development of on-line degree and certificate programs in finance, accounting, and entrepreneurship. Mr. Hunter is a Certified Associate in Project Management (CAPM), and holds FINRA 7, 79 & 63 licenses.



Stephen Kass, CPA,JD

Chief Financial Officer, Director

"Chapter 11 Bankruptcy is an excellent tool for recapitalizing a company and securing new financing without the need for SEC filings."

Expertise: International Tax, Tax Advisory & Bankruptcy

Stephen Kass has over 23 years of experience in accounting, law, reorganization services and tax reduction. Mr. Kass is an active investor in private companies and in real estate.

Prior to PPMT Strategic Group, Mr. Kass was the founding member of a law firm specializing in reorganization services in Manhattan and had a high success rate in these endeavors. He also has been a director in investment banks and spearheaded aviation, energy and supermarket deals. He previously worked an consultant for Deloitte & Touche, LLP and served on the board of his real estate investments.

He has lectured attorneys and accountants in the field of tax matters in bankruptcy cases and has authored a number of articles on the same.

Mr. Kass holds a law degree, a masters of law from New York University School of Law and is also a certified CPA licensed in New York. He is admitted to the United States Supreme Court, New York State courts, New York Eastern and Southern district courts and New Jersey state and district courts.



Bradley L. Steere II Esq.
Chief Legal Counsel
"The Dodd-Frank Act permanently relieves smaller public companies from the requirement of providing auditor attestation under Section 404 of the Sarbanes-Oxley Act (SARBOX). Section 404(a) of SARBOX requires all public companies to include in their annual reports on Form 10-K a report from management on the effectiveness of the company's internal control over financial reporting.when measured against net revenues from operations. The ongoing challenge is to fund the necessary investments in systems and people while remaining profitable on a quarterly basis."

Expertise: SEC Compliance

Mr. Steere is a Managing Director of PPMT Strategic Group, Inc., a subsidiary of the Company. Mr. Steere has over 20 years experience as an attorney who has concentrated his practice in the areas of corporate and securities law. Mr. Steere began his career in 1990 as an attorney in the Enforcement Division of the United States Securities and Exchange Commission.

From 1994 to the present, Mr. Steere has been in private practice in New York, during which time he has been a senior attorney with the firm Kane Kessler PC, a partner in the firm of Steere & May, and, since 1999, a sole practitioner. Mr. Steere has extensive experience in securities registration, documenting private placement transactions, structuring, negotiating and closing reverse mergers and other corporate acquisition transactions, drafting and filing periodic SEC reports, drafting employment and consulting agreements, and documenting other general business transactions. Mr. Steere has represented mainly small to mid-sized public and private companies and provided his services on an outside general counsel basis. Mr. Steere has represented clients in the technology, media, oil and gas, mining and retail industries.

As a Managing Director of PPMT Strategic Group, Mr. Steere will help clients prepare for the transition from private to public ownership, advise on compliance with corporate governance and SEC reporting requirements applicable to public companies, advise on merger and acquisition strategies, and otherwise assist clients with the implementation of their business plans and growth strategies. Mr. Steere received his BA degree in Economics from Boston University and his JD degree from the Hofstra University School of Law. Mr. Steere is admitted to practice in the States of New York and Rhode Island.

Extended Management Team



Karl Douglas
Managing Director
Business Development
Princeton Univ.
Economics

Mr. Douglas heads business development for PPMT. He has over has over 25 Years of experience in a range of critical business disciplines from financial systems, operations and capital markets, to energy, commodities and natural resource finance at bulge bracket firms like Salomon Brothers, Bear Stearns, JP Morgan, Merrill Lynch, as well as smaller boutique firms such as UCC Capital, European American Advisers, and Copperfield Equity Partners.



Pialy Aditya
Advisor
Mgmt Consulting
Harvard, MBA

Ms. Aditya heads the management consulting division of PPMT. She is focused on strategy and strategic investments in the fashion and luxury space for the last decade. She was the Founder & President of Mintbox (www.mintbox.com), an exclusive members-only fashion/lifestyle platform providing shopping perks & cash back on in-store & online purchases as well access to exclusive fashion experiences.



Danielle Kayembe
Managing Director
Cap Markets
Stanford Univ.
Masters in Business

Ms. Danielle Kayembe has almost 15 years of experience in consulting and finance. As part of Banc of America Securities Leveraged Finance and High Yield team, Ms. Kayembe worked on over $3 billion of transactions for PE firms and companies in various industries, including industrial, hotel and gaming, paper, plastics, aerospace and defense and consumer retail. She also worked for HSBC's General Industrials Group, where her focus was developing leveraged acquisition finance opportunities for multi-national companies in their portfolio.



Justin Sliney
Managing Director
Reguatory Advisory
Brown University
Mathematical
Economics

Mr. Sliney heads our regulatory practice. Prior to PPMT, Justin was with Rabobank International for 17 years, where he was a Managing Director responsible for interest rate derivatives and foreign exchange trading for the Americas. In this role, he expanded the bank's trading presence in Latin America and led the US working group responsible for Dodd-Frank Title VII (derivatives) implementation.



Christina Lee
Managing Director
Accounting
Oklahoma Univ M.S.
Accounting

Responsible for client services, media technology, and business service companies. Work close with management to prepare timely financial statements and board report packages.



Stan Mandel, CPA
Managing Director
Florida Intl. Univ
M.S. Taxation

With more than three decades of business advisory, accounting and tax experience, Mr. Mandel adds considerable expertise to our company. He has served clients across a wide range of industries including, aviation, advertising, professional services, insurance, real estate and specialty subcontracting. Mr. Mandel has also provided estate and trust planning, tax advice and investment services for individuals, retirement plans, and businesses.

Contact Information

Thank you for reviewing our presentation.

For further information please contact:

Wesley Ramjeet - CEO 917-868-1131 wramjeet@ppmtgroup.com

William Hunter – COO 516-680-4052 whunter@ppmtgroup.com